UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2012

WIRELESS ATTACHMENTS, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2789 S. Lamar Street

Denver, Colorado 80227

(Address of principal executive offices)

(303) 763-7527

(Issuer’s telephone number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On April 24, 2012, the Board of Directors of Wireless Attachments, Inc. (the “Company”) recommended to the shareholders that it would be in the best interests of the Company to forward split the Company’s common stock, par value $0.0001, on a 60 to 1 basis.

The Company’s Articles of Incorporation provide that any action required or permitted by the Colorado Business Corporation Act (“Act”) to be taken at a shareholders’ meeting may be taken without a meeting of shareholders if shareholders holding shares entitled to not less than the minimum votes that would have been required to take the action at a shareholders’ meeting consent to such action in writing in accordance with the requirements of Section 7-107-104 of the Act.

Steve S. Sinohui, the Company’s sole director, Chief Executive Officer and 92.82% shareholder of the Company, acting pursuant to the Colorado Business Corporation Act, waived all right and entitlement to notice of a special meeting of the shareholders of the Company and consented to, adopted and approved to forward split the Corporation's $0.0001 par value common stock such that each shareholder of common stock shall receive 60 shares for each one share of common stock registered in such shareholder’s name effective as of April 24, 2012. The Company did not solicit proxies from shareholders owning 7.18% of the Company’s common stock.

There were no changes in the par value of the stock.

Item 8.01     Other Events

On April 24, 2012, the Board of Directors of Wireless Attachments, Inc. (the “Company”) recommended to the shareholders that it would be in the best interests of the Company to forward split the Company’s common stock, par value $0.0001, on a 60 to 1 basis. On April 24, 2012, by Waiver of Notice and Written Consent to Action In Lieu of a Special Meeting the Company’s shareholders resolved to forward split the Company’s common stock, par value $0.0001, 60 to one, whereby each existing shareholder of the Company shall receive 60 shares for each one share of common stock registered in such Shareholder’s name. There will be no changes in the par value of the stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wireless Attachments, Inc.

By:	/s/ Steve S. Sinohui
Name:	Steve S. Sinohui
President, Chief Executive Officer, Chief Financial Officer and sole Director

Date: April 30, 2012

2